UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2009

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On May 14, 2009, Forest City Enterprises, Inc. (the "Company") announced that it had priced a public offering of 45.5 million shares of its Class A common stock at a price per share of $6.60 (the "Offering"). In addition, the Company has granted to the underwriters for the Offering an option for 30 days to purchase up to 6.8 million additional shares of its Class A common stock to cover overallotments, if any. Merrill Lynch & Co., Goldman Sachs & Co. and Morgan Stanley acted as the joint book-running managers. Subject to customary closing conditions, the Offering is expected to close on or about May 19, 2009.

The Company plans to use the net proceeds from the Offering to repay borrowings under its $750 million revolving credit facility. A copy of the Company’s press release announcing the pricing of the Offering is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information contained in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) - Exhibits

Exhibit Number - Description
99.1 - Press Release of Forest City Enterprises, Inc. dated May 14, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

May 14, 2009	By:	/s/Robert G. O'Brien

Name: Robert G. O'Brien
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Forest City Enterprises, Inc. dated May 14, 2009.